Exhibit 32(a)
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Gunnar Kleveland, the President and Chief Executive Officer, and Robert D. Starr, the Executive Vice President and Chief Financial Officer, of Albany International Corp., a Delaware corporation (“the Company”), do each hereby certify, to such officer’s knowledge, that the annual report on Form 10-K for the fiscal year ended December 31, 2025 (“the Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.
Dated: February 27, 2026

By	/s/ Gunnar Kleveland
Gunnar Kleveland
President and Chief Executive Officer
(Principal Executive Officer)

By	/s/ Willard C. Station
Willard C. Station
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)